EXHIBIT 10.1

AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT

This Amended and Restated Securities Purchase Agreement (as amended, supplemented, restated and/or modified from time to time, this “Agreement”) is entered into as of January 7, 2026, by and between VolitionRx Limited, a Delaware corporation (the “Company”), and Lind Global Asset Management XII LLC, a Delaware limited liability company (the “Investor”).

BACKGROUND

A. The Company and the Investor previously entered into that certain Securities Purchase Agreement as of May 15, 2025, as amended by the First Amendment to Securities Purchase Agreement dated June 26, 2025, as further amended by the Second Amendment to Securities Purchase Agreement dated September 10, 2025 (the “Original Agreement”) pursuant to which the Company issued to the Investor a Note (as defined below) and Warrants (as defined below).

B. The Company and Investor wish to amend and restate the Original Agreement pursuant to this Agreement to provide for the issuance of an additional Note and Warrants to the Investor and to provide for certain other amendments.

C. The board of directors (the “Board of Directors”) of the Company has authorized the Company to amend the Original Agreement pursuant to this Agreement and to issue to Investor an additional Note and Warrants upon the terms set forth herein.

B The Investor desires amend and restate the Original Agreement pursuant to this Agreement and to purchase the additional Note and Warrants on the terms and conditions set forth in this Agreement.

C. Concurrently with the execution of the Original Agreement, (i) the Company and the Investor entered into a security agreement, substantially in the form attached as Exhibit A (the “Security Agreement”) to the Original Agreement, pursuant to which the Company granted a first priority security interest in substantially all of the assets of the Company to secure its obligations under the Original Agreement and under the other Transaction Documents and pursuant to the terms thereof will also secure the obligations of the Company under this Agreement, (ii) each Subsidiary of the Company (collectively, the “Guarantors” and each, individually, a “Guarantor”) entered into a joint and several guaranty substantially in the form attached as Exhibit E (the “Guaranty”) to the Original Agreement pursuant to which the Guarantors guaranteed, on a joint and several basis, to the Investor all of the Company’s obligations under the Original Agreement, under the Transaction Documents and pursuant to the terms thereof will also guarantee on a joint and several basis all of the obligations of the Company under this Agreement, and (iii) the Guarantors and the Investor entered into a security agreement, substantially in the form attached as Exhibit F (the “Guarantor Security Agreement”) to the Original Agreement pursuant to which each of the Specified Guarantors granted a first priority security interest in substantially all of the assets of such Specified Guarantor to secure such Specified Guarantor’s obligations under the Guaranty, the other Transaction Documents as well as the Company’s obligations under the Original Agreement, under the other Transaction Documents and by its terms under this Agreement.

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NOW THEREFORE, in consideration of the foregoing recitals and the covenants and agreements set forth herein, and intending hereby to be legally bound, the Company and the Investor hereby agree as follows:

1. DEFINITIONS.As used in this Agreement, the following terms shall have the following meanings specified or indicated below, and such meanings shall be equally applicable to the singular and plural forms of such defined terms:

“1933 Act” means the Securities Act of 1933, as amended.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“Acquisition” means the acquisition by the Company or any direct or indirect Subsidiary of the Company of a majority of the Equity Interests or substantially all of the assets (tangible or intangible) and business of any Person, whether by direct purchase of Equity Interests, asset purchase, merger, consolidation or like combination.

“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.

“Agreement” has the meaning set forth in the preamble.

“ATM Agreement” means that certain Capital On DemandTM Sales Agreement, dated as of April 22, 2025, as amended August 14, 2025, by and between the Company and JonesTrading Institutional Services LLC, as may be further amended by the parties thereto from time to time, as well as any subsequent at-the-market offering agreement with an investment banking firm ranking in the top 25 of number of at the market transactions in the prior year by Placement Tracker.

“Blue Sky Application” has the meaning set forth in Section 9.3(a).

“Board of Directors” has the meaning set forth in the recitals.

“Business Day” means any day other than a Saturday, Sunday or any other day on which banks are permitted or required to be closed in New York City.

“Capital Stock” means the Common Stock, the preferred stock and any other classes of shares in the capital stock of the Company.

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“Change of Control” means, with respect to the Company, on or after the date of this Agreement:

(a)

a change, without prior written consent of the Investor, in the composition of the Board of Directors of the Company prior to the termination of this Agreement where a majority of the individuals that were directors as of the date of this Agreement cease to be directors of the Company prior to the termination of this Agreement; provided, however, that no such change shall be deemed a Change of Control if the election, appointment, or nomination for election by the Company’s stockholders of any new director was (i) approved or recommended by a majority of the directors then in office who were directors as of the date of this Agreement or whose initial nomination or appointment was so approved or recommended, or (ii) made pursuant to duly adopted resolutions of the Board of Directors of the Company in furtherance of its self-refreshment or governance process;

(b)

other than a stockholder that holds such a position at the date of this Agreement, if a Person comes to have beneficial ownership, control or direction over more than fifty percent (50%) of the voting rights attached to any class of voting securities of the Company;

(c)	the sale or other disposition by the Company or any of its Subsidiaries in a single transaction, or in a series of transactions, of all or substantially all of their respective assets;

(d)

a change, without prior written consent of the Investor, of both of the Company’s Chief Executive Officer and Chief Financial Officer as of the date of this Agreement, within any consecutive twelve (12) month period.

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” has the meaning set forth in Section 2.2.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commitment Fee” means an amount equal to three and one half percent (3.5%) of the applicable Funding Amount.

“Common Stock” means the common stock, par value $0.001 per share, of the Company.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time shares of Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, shares of Common Stock.

“Company” has the meaning set forth in the preamble.

“Conversion Shares” means the shares of Common Stock issuable upon the full or any partial conversion of a Note.

“Disclosure Filing” has the meaning set forth in Section 5.10.

“Disclosure Letter” has the meaning set forth in Section 3.

“Effectiveness Period” has the meaning set forth in Section 9.2(a).

“Equity Interests” means and includes capital stock, membership interests and other similar equity securities, and shall also include warrants or options to purchase capital stock, membership interests or other equity interests.

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“Event” means any event, change, development, effect, condition, circumstance, matter, occurrence or state of facts.

“Event of Default” has the meaning set forth in Section 7.1.

“Exempted Securities” means (a) equity securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock, (b) shares of Common Stock, restricted stock units, or rights, warrants or options to purchase Common Stock issued to employees or directors of the Company or any of its Subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors (“Equity Plans”), (c) shares of Common Stock actually issued upon the exercise of options or warrants, the settlement of restricted stock units, or shares of Common Stock actually issued upon the conversion or exchange of any securities convertible into Common Stock, in each case issued to employees or directors of, the Company or any of its Subsidiaries pursuant to an Equity Plan and provided that such issuance is pursuant to the terms of the applicable option, warrant or convertible security, (d) Investor Shares, and (e) up to $10 million of shares of Common Stock sold pursuant to the ATM Agreement during a calendar year.

“FCPA” has the meaning set forth in Section 3.24.

“Form 8-K” has the meaning set forth in Section 5.10.

“Funding Amount” in respect of any Closing means the amount paid by the Investor for the Note and Warrant sold in such Closing but not to exceed an aggregate amount of Eight Million Two Hundred Fifty Thousand Dollars ($8,250,000) in respect of all Closings.

“GAAP” has the meaning set forth in Section 3.5(b).

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantor Security Agreement” has the meaning set forth in the recitals.

“Guaranty” has the meaning set forth in the recitals.

“HSR Act” has the meaning set forth in Section 5.15.

“Indebtedness” has the meaning set forth in the Notes.

“Investor” has the meaning set forth in the preamble.

“Investor Group” shall mean the Investor plus any other Person with which the Investor is considered to be part of a group under Section 13 of the 1934 Act or with which the Investor otherwise files reports under Sections 13 and/or 16 of the 1934 Act.

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“Investor Party” has the meaning set forth in Section 5.11(a).

“Investor Shares” means the Conversion Shares, the Warrant Shares and any other shares issued or issuable to the Investor pursuant to this Agreement, the Notes or the Warrants.

“IP Rights” has the meaning set forth in Section 3.10.

“Law” means any law, rule, regulation, order, judgment or decree, including, without limitation, any federal and state securities Laws.

“Legend Removal Date” shall have the meaning set forth in Section 5.1(d).

“Losses” has the meaning set forth in Section 5.11(a).

“Material Adverse Effect” means any material adverse effect on (i) the businesses, properties, assets, prospects, operations, results of operations or financial condition of the Company, or the Company and the Subsidiaries, taken as a whole, or (ii) the ability of the Company to consummate the transactions contemplated by this Agreement or to perform its obligations hereunder or under the Security Agreement, the Notes or the Warrants; provided, however, that none of the following shall be deemed either alone or in combination to constitute, and none of the following shall be taken into account in determining whether there has been or would be, a Material Adverse Effect: (a) any adverse effect resulting from or arising out of general economic conditions; (b) any adverse effect resulting from or arising out of general conditions in the industries in which the Company and the Subsidiaries operate; (c) any adverse effect resulting from any changes to applicable Law; or (d) any adverse effect resulting from or arising out of any natural disaster or any acts of terrorism, sabotage, military action or war or any escalation or worsening thereof; provided, further, that any event, occurrence, fact, condition or change referred to in clauses (a) through (d) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition or change has a disproportionate effect on the Company and/or the Subsidiaries compared to other participants in the industries in which the Company and the Subsidiaries operate.

“Maximum Percentage” initially means 4.99%; provided, that if at any time after the date hereof the Investor Group beneficially owns in excess of 4.99% of any class of Equity Interests in the Company that is registered under the 1934 Act, then the Maximum Percentage shall automatically increase to 9.99% so long as the Investor Group owns in excess of 4.99% of such class of Equity Interests (and shall, for the avoidance of doubt, automatically decrease to 4.99% upon the Investor Group ceasing to own in excess of 4.99% of such class of Equity Interests).

“Money Laundering Laws” has the meaning set forth in Section 3.25.

“New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become convertible or exchangeable into or exercisable for such equity securities.

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“Note” means a convertible promissory note issued by the Company to the Investor, in substantially the form attached to the Original Agreement as Exhibit B thereto.

“Notice Termination Time” has the meaning set forth in Section 10.2.

“NYSE 19.99% Cap” has the meaning set forth in Section 5.13.

“Obligor” means the Company and each of its Subsidiaries.

“OFAC” has the meaning set forth in Section 3.23.

“Organizational Documents” has the meaning set forth in Section 3.3.

“Permitted ATM Sales” means sales by the Company of up to $10 million under the ATM Agreement during any calendar year.

“Permitted Indebtedness” means, collectively, (a) up to $11.5 million (including principal and interest) in the aggregate of Indebtedness owing from Belgian Volition SRL in favor of the Persons listed on Schedule I hereto (or any successor entity to any of the foregoing), of which approximately $8.1 million is outstanding on the date hereof, so long as such Indebtedness is substantially on the terms, and pursuant to documentation, provided to the Investor prior to the date hereof (the “Belgian Government Debt”), and (b) Indebtedness consisting of the loans owing by Belgian Volition SRL in favor of ING Asset Finance Belgium S.A. and Preface SA in an aggregate amount (including principal and interest) of not more than 754,521 Euros, the proceeds of which are (or have been) used to fund the renovation of certain real property located in Belgium (the “ING Term Loan”).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Pledge Agreements” means, collectively, (a) the Pledge Agreement dated as of May 15, 2025 between the Company and the Investor; (b) the Pledge Agreement dated as of May 15, 2025 between Singapore Volition Pte. Limited and the Investor; and (c) any pledge agreement entered into after the date hereof pursuant to which the Company or any Specified Guarantor pledges to the Investor any Equity Interests held by the Company or a Specified Guarantor, as applicable, in any Subsidiary.

“Press Release” has the meaning set forth in Section 5.10.

“Proceedings” has the meaning set forth in Section 3.6.

“Prohibited Transaction” means a transaction with a third party or third parties in which the Company issues or sells (or arranges or agrees to issue or sell):

(a) any debt, equity or equity-linked securities (including options or warrants) that are convertible into, exchangeable or exercisable for, or include the right to receive shares of the Company’s Capital Stock:

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(i) at a conversion, repayment, exercise or exchange rate or other price that is based on, and/or varies with, a discount to the future trading prices of, or quotations for, shares of Common Stock; or

(ii) at a conversion, repayment, exercise or exchange rate or other price that is subject to being reset at some future date after the initial issuance of such debt, equity or equity-linked security or upon the occurrence of specified or contingent events (other than warrants that may be repriced by the Company); or

(b) any securities in a capital or debt raising transaction or series of related transactions which grant to an investor the right to receive additional securities based upon future transactions of the Company on terms more favorable than those granted to such investor in such first transaction or series of related transactions; and are deemed to include transactions generally referred to as at-the-market transactions (ATMs) or equity lines of credit and stand-by equity distribution agreements, and convertible securities and loans having a similar effect; provided, that Permitted ATM Sales shall not be considered Prohibited Transactions.

“Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Investor Shares covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus, and any “free writing prospectus” as defined in Rule 405 under the 1933 Act.

“register,” “registered” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the 1933 Act (as defined below), and the declaration or ordering of effectiveness of such Registration Statement or document.

“Registration Statement” means any registration statement of the Company filed under the 1933 Act that covers the resale of any of the Investor Shares pursuant to the provisions of this Agreement, including the Prospectus and amendments and supplements to such Registration Statement, and including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

“Reverse Split” has the meaning set forth in Section 5.20.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC” means the United States Securities and Exchange Commission.

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“SEC Documents” has the meaning set forth in Section 3.5.

“Securities” means the Notes, the Warrants and the Investor Shares.

“Securities Termination Event” means either of the following has occurred:

(a) trading in securities generally in the United States has been suspended or limited for a consecutive period of greater than three (3) Business Days; or

(b) a banking moratorium has been declared by the United States or the New York State authorities and is continuing for a consecutive period of greater than three (3) Business Days.

“Security Agreement” has the meaning set forth in the recitals.

“Security Documents” means the Security Agreement, the Guarantor Security Agreement, the Pledge Agreements and any other document or agreement (including, without limitation, an intellectual property security agreements) which the Investor reasonably deems necessary to grant and/or perfect Liens in favor of the Investor on the Company’s or any Specified Guarantor’s assets.

“Specified Guarantor” means (a) at any time prior to the Springing Lien Date, all Subsidiaries of the Company other than Belgian Volition SRL; and (b) from and after the Springing Lien Date, all Subsidiaries of the Company.

“Springing Lien Date” means the date on which Belgian Volition SRL is required to execute a Guarantor Security Agreement, Pledge Agreement and any other Security Document as the Investor may require pursuant to Section 5.21 hereof.

“Stockholder Approval” shall mean the approval of the holders of a majority of the outstanding shares of the Company’s voting Common Stock (or such other threshold as required by applicable laws, rules and regulations): (a) if and to the extent legally required, to amend the Company’s Articles of Incorporation to increase the number of authorized shares of Common Stock by at least the number of shares of Common Stock equal to the number of shares of Common Stock issuable hereunder, or (b) to ratify and approve all of the transactions contemplated by the Transaction Documents, including the issuance of all of the Investor Shares (as such term is defined in each of such documents) issued and potentially issuable to the Investor thereunder, all as may be required by the applicable rules and regulations of the Trading Market (or any successor entity).

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.

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“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means whichever of the New York Stock Exchange, NYSE American, or the Nasdaq Stock Market (including the Nasdaq Capital Market), on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the Security Agreement, the Guaranty, the Guarantor Security Agreement, the Notes, the Warrants, the Supplemental Loan Documents (as such term is defined in the Security Agreement) and any other documents or agreements executed or delivered in connection with the transactions contemplated hereunder.

“VWAP” means, as of any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of one share of Common Stock trading in the ordinary course of business at the applicable Trading Price for such date (or the nearest preceding date) on such Trading Market as reported by Bloomberg Financial L.P.; (b) if the Common Stock is not then listed on a Trading Market and if the Common Stock is traded in the over‑the‑counter market, as reported by the  OTCQX or OTCQB Markets, the volume weighted average price of one share of Common Stock for such date (or the nearest preceding date) on the OTCQX or OTCQB Markets, as reported by Bloomberg Financial L.P.; (c) if the Common Stock is not then listed or quoted on a Trading Market or on the OTCQX or OTCQB Markets and if prices for the Common Stock are then reported in the “Pink Sheets” published by the OTC Markets Group (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price of one share of Common Stock so reported, as reported by Bloomberg Financial L.P.; or (d) in all other cases, the fair market value of one share of Common Stock as determined by an independent appraiser selected in good faith by the Investor and reasonably acceptable to the Company.

“Warrant” means a Common Stock purchase warrant issued by the Company to the Investor, in substantially the form attached to the Original Agreement as Exhibit C thereto.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

2. PURCHASE AND SALE OF THE NOTES AND THE WARRANTS

2.1 Purchase and Sale of the Notes and the Warrants. Subject to the terms and conditions of the Original Agreement, on May 20, 2025 at the initial Closing, the Company issued and sold to the Investor, and the Investor purchased from the Company for Six Million Two Hundred Fifty Thousand Dollars ($6,250,000) (a) a Note, in the principal amount of Seven Million Five Hundred Thousand Dollars ($7,500,000) with the Conversion Price (as defined therein) of $0.72 per share and the amortization payment amount as set forth therein, and (b) a Warrant, registered in the name of the Investor, pursuant to which the Investor shall have the right to acquire 13,020,834 shares of Common Stock and having an exercise price per share of $0.672. Subject to the terms and conditions set forth in this Agreement, at the additional Closing relating thereto, the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, for Two Million Dollars ($2,000,000) (a) a Note, in the principal amount of Two Million Four Hundred Thousand Dollars ($2,400,000) having the Conversion Price (as defined therein) and the amortization payment amount as set forth therein, and (b) a Warrant, registered in the name of the Investor, pursuant to which the Investor shall have the right to acquire 7,000,350 shares of Common Stock and having an exercise price per share of $0.5714.

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2.2 Closings. Any Closing following the initial Closing which occurred on May 20, 2025, including payment for and delivery of the Note and the Warrant sold in such Closing, shall take place remotely via the exchange of documents and signatures, no later than ten (10) Business Days following the execution and delivery of this Agreement, subject to satisfaction or waiver of the conditions set forth in Section 6, or at such other time and place as the Company and the Investor agree upon, orally or in writing (each, a “Closing,” and the date of each Closing being a “Closing Date”).

2.3 Commitment Fee. At each Closing, the Company shall pay to the Investor the Commitment Fee, in United States dollars and in immediately available funds. The Commitment Fee shall be paid by being offset against the Funding Amount payable by the Investor at such Closing.

2.4 Prepayment Right. The Company will have the right to pre-pay the entire Outstanding Principal Amount (as such term is defined in the Notes) pursuant to the terms and conditions set forth in Notes.

2.5 Senior Obligation. As an inducement for the Investor to enter into this Agreement and to purchase the Notes, all obligations of the Company pursuant to this Agreement and the Notes shall be (a) guaranteed by the Guarantors pursuant to the terms of the Guaranty (and each Specified Guarantor’s obligations under the Guaranty shall be secured by a first priority security interest in and lien upon all the “Collateral” (as such term is defined in the Guarantor Security Agreement) of such Specified Guarantor pursuant to the terms of the Guarantor Security Agreement) and (b) secured by a first priority security interest in and lien upon all assets of the Company pursuant to the terms of the Security Agreement. Notwithstanding the foregoing, to the extent Belgian Volition SRL has granted a lien on certain of its assets to secure the ING Term Loan, such lien shall be permitted (provided, such lien shall only secure the ING Term Loan and shall only cover those assets which are subject to such lien as of the date hereof).

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Investor and covenants with the Investor that, except as is set forth in the Disclosure Letter being delivered to the Investor as of the date hereof and as of each Closing Date (the “Disclosure Letter”), the following representations and warranties are true and correct:

3.1 Organization and Qualification. The Company is a corporation duly organized and validly existing in good standing under the Laws of the State of Delaware and has the requisite corporate power and authority to own its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and is in good standing (if a good standing concept exists in such jurisdiction) in every jurisdiction in which the ownership of its property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

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3.2 Authorization; Enforcement; Compliance with Other Instruments. The Company has the requisite corporate power and authority to execute the Transaction Documents, to issue and sell the Notes and the Warrants pursuant hereto, and to perform its obligations under the Transaction Documents, including issuing the Investor Shares on the terms set forth in this Agreement. The execution and delivery of the Transaction Documents by the Company and the issuance and sale by the Company of the Securities pursuant hereto, including without limitation the reservation of the Conversion Shares and the Warrant Shares for future insuance, have been duly and validly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors, its stockholders or any other Person in connection therewith, other than (a) with respect to the issuance of all of the Investor Shares, obtaining Stockholder Approval to (i) increase the number of authorized shares of Common Stock, and (ii) issue the Conversion Shares and Warrant Shares in excess of the NYSE 19.99% Cap, (b) the filing with the SEC of one or more Registration Statements, and (c) the approval by the Trading Market of the transactions contemplated by the Transaction Documents. The Transaction Documents have been duly and validly executed and delivered by the Company and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar Laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

3.3 No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and its Subsidiaries (as applicable) and the issuance and sale of the Notes and the Warrants hereunder will not (a) conflict with or result in a violation of the Company’s Articles of Incorporation, as amended, and Bylaws, or any Subsidiary’s organizational and governing documents (collectively, the “Organizational Documents”), (b) conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would become a material default) under, or give to others any right of termination, amendment, acceleration or cancellation of, any agreement to which the Company or any of the Subsidiaries is a party, or (c) subject to the making of the filings referred to in Section5, violate in any material respect any Law or any rule or regulation of the Trading Market applicable to the Company or any of the Subsidiaries or by which any of their properties or assets are bound or affected; except (i) such conflicts, breaches or defaults as may have been waived and (ii) such conflicts, breaches and defaults that would not have a Material Adverse Effect. Assuming the accuracy of the Investor’s representations in Section 4.3 and subject to the making of the filings referred to in Section5, (i) no approval or authorization will be required from any Governmental Authority or agency, regulatory or self-regulatory agency or other third party (including the Trading Market) in connection with the issuance of the Notes and the Warrants and the other transactions contemplated by this Agreement (including the issuance of the Conversion Shares upon conversion of the Notes and the Warrant Shares upon the exercise of the Warrants and the issuance of any other Investor Shares upon the issuance thereof) and (ii) the issuance of the Notes and the Warrants, and the issuance of the Conversion Shares upon the conversion of the Notes and the Warrant Shares upon exercise of the Warrants and the issuance of any other Investor Shares upon the issuance thereof will be exempt from the registration and qualification requirements under the 1933 Act and all applicable state securities Laws.

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3.4 Capitalization and Subsidiaries.

(a) The authorized Capital Stock of the Company consists of 325,000,000 shares of Common Stock. The Company does not have any shares of preferred stock authorized. As of the close of business on September 30, 2025, 109,620,405 shares of Common Stock were issued and outstanding; and since September 30, 2025, and through the date of this Agreement, the Company has issued an additional 17,121,334 shares of Common Stock. As of September 30, 2025, (i) an aggregate of 4,056,535 shares of Common Stock are issuable upon exercise of options granted under the 2015 Stock Incentive Plan, of which 4,056,535 shares were exercisable as of September 30, 2025 and no additional shares are reserved for future issuance thereunder; (ii) an aggregate of 6,291,669 shares of Common Stock are issuable upon vesting of restricted stock units granted under the 2015 Stock Incentive Plan and the 2024 Stock Incentive Plan; and (iii) an aggregate of 3,251,722 shares of Common Stock are reserved for future issuance pursuant to awards to be granted under the 2024 Stock Incentive Plan; and (iv) 47,963,112 shares of Common Stock are reserved for issuance upon exercise of outstanding warrants with exercise prices ranging from $0.001 to $4.90 per share. As of the date of this Amended and Restated Securities Purchase Agreement, the Company has duly reserved up to 34,638,061 shares of Common Stock for issuance upon conversion of the Notes and exercise of the Warrants. The Conversion Shares, when issued upon conversion of the Notes in accordance with their terms, and the Warrant Shares, if and when issued upon exercise of the Warrants in accordance with their terms, and any other Investor Shares, if and when issued in connection with the Transaction Documents, will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof. No shares of the Company’s Capital Stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. The Organizational Documents on file on the SEC’s EDGAR website are true and correct copies of the Organizational Documents, as in effect as of the most recent Closing Date. The Company is not in violation of any provision of its Organizational Documents.

(b) Schedule 3.4(b) lists each direct and indirect Subsidiary of the Company existing on the date hereof and indicates for each Subsidiary (i) the authorized capital stock or other Equity Interests of such Subsidiary as of the date hereof, (ii) the number and kind of shares or other ownership interests of such Subsidiary that are issued and outstanding as of the date hereof, and (iii) the owner of such shares or other ownership interests. Except as set forth in Schedule 3.4(b), no Subsidiary has any outstanding stock options, warrants or other instruments pursuant to which such Subsidiary may at any time or under any circumstances be obligated to issue any shares of its capital stock or other Equity Interests. Except as set forth in Schedule 3.4(b), the Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary. Each Subsidiary is duly organized and validly existing in good standing under the laws of its jurisdiction of formation (if a good standing concept exists in such jurisdiction) and has all requisite power and authority to own its properties and to carry on its business as now being conducted.

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(c) Except as set forth in Schedule 3.4(c), neither the Company nor any Subsidiary is bound by any agreement or arrangement pursuant to which it is obligated to register the sale of any securities under the 1933 Act. There are no outstanding securities of the Company or any of the Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem or purchase any security of the Company or any Subsidiary. There are no outstanding securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Notes, the Warrants or the Investor Shares. Neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

(d) The issuance and sale of any of the Securities will not obligate the Company to issue shares of Common Stock or other securities, or to satisfy any related contractual obligations, to any other Person and will not result in the adjustment of the exercise, conversion, exchange, or reset price of any outstanding securities.

(e) As of the date of this Agreement, based upon verbal guidance from the Trading Market, the Company has capacity under the rules and regulations of the Trading Market to issue up to an aggregate of (i) 20,674,535 shares of Common Stock (or securities convertible into or exercisable for Common Stock) upon exercise of the Warrant and/or conversion of the Note originally issued on May 20, 2025, and (ii) 25,285,756 shares of Common Stock (or securities convertible into or exercisable for Common Stock) upon exercise of the additional Warrant and/or conversion of the additional Note issued hereunder (subject to obtaining approval of listing by the Trading Market), in each case without obtaining Stockholder Approval.

3.5 SEC Documents; Financial Statements.

(a) As of the most recent Closing Date, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act for the two (2) years preceding such Closing Date (or such shorter period as the Company was required by law or regulation to file such material) (all of the foregoing filed prior to such Closing Date and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

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(b) As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), and audited by a firm that is a member of the Public Companies Accounting Oversight Board consistently applied, during the periods involved (except as may be otherwise indicated in such financial statements or the notes thereto, or, in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the consolidated results of its operations and consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other written information provided by or on behalf of the Company to the Investor in connection with the Investor’s purchase of the Notes and the Warrants which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

(c) Except as set forth in Schedule 3.5(c), the Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) reasonable controls to safeguard assets are in place and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.6 Litigation and Regulatory Proceedings. There are no actions, causes of action, suits, claims, proceedings, inquiries or investigations (collectively, “Proceedings”) before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of Company or any of the Subsidiaries, threatened against or affecting the Company or any of the Subsidiaries, the Common Stock or any other class of issued and outstanding shares of the Company’s Capital Stock, or any of the Company’s or the Subsidiaries’ officers or directors in their capacities as such that, individually or in the aggregate, if determined adversely to the Company or any Subsidiary, would have a Material Adverse Effect, and, to the knowledge of the executive officers of the Company, there is no reason to believe that there is any basis for any such Proceeding.

3.7 No Undisclosed Events, Liabilities or Developments. No event, development or circumstance has occurred or exists, or to the knowledge of the executive officers of the Company is reasonably anticipated to occur or exist, that (a) would reasonably be anticipated to have a Material Adverse Effect or (b) would be required to be disclosed by the Company under applicable securities Laws on a registration statement filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.

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3.8 Compliance with Law. The Company and each of the Subsidiaries have conducted and are conducting their respective businesses in compliance in all material respects with all applicable Laws and are in compliance in all material respects with the rules and regulations of the Trading Market. The Company is not aware of any facts which could reasonably be anticipated to have the effect of delisting the Common Stock from the Trading Market, nor has the Company received any notification that the Trading Market is currently contemplating terminating such listing.

3.9 Employee Relations. Neither the Company nor any Subsidiary is involved in any union labor dispute nor, to the knowledge of the Company, is any such dispute threatened. Neither the Company nor any Subsidiary is a party to any collective bargaining agreement. No executive officer (as defined in Rule 501(f) of the 1933 Act) has notified the Company that such officer intends to leave the Company’s employ or otherwise terminate such officer’s employment with the Company.

3.10 Intellectual Property Rights. The Company and each Subsidiary owns or possesses adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (collectively, “IP Rights”) necessary to conduct their respective businesses as now conducted. None of the material IP Rights of the Company or any of the Subsidiaries are expected to expire or terminate within three (3) years from the date of this Agreement. Neither the Company nor any Subsidiary is infringing, misappropriating or otherwise violating any IP Rights of any other Person. No claim has been asserted, and no Proceeding is pending, against the Company or any Subsidiary alleging that the Company or any Subsidiary is infringing, misappropriating or otherwise violating the IP Rights of any other Person, and, to the Company’s knowledge, no such claim or Proceeding is threatened, and the Company is not aware of any facts or circumstances which might give rise to any such claim or Proceeding. The Company and the Subsidiaries have taken commercially reasonable security measures to protect the secrecy, confidentiality and value of all of their material IP Rights.

3.11 Environmental Laws. Except, in each case, as would not be reasonably anticipated to have a Material Adverse Effect, the Company and the Subsidiaries (a) are in compliance with any and all applicable Laws relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, (b) have received and hold all permits, licenses or other approvals required of them under all such Laws to conduct their respective businesses and (c) are in compliance with all terms and conditions of any such permit, license or approval.

3.12 Title to Assets. The Company and the Subsidiaries have good and marketable title to all personal property owned by them which is material to their respective businesses, in each case free and clear of all liens, encumbrances and defects, other than liens on certain assets of Belgian Volition SRL to secure the ING Term Loan as set forth in the loan documents evidencing the ING Term Loan and liens in favor of the Investor. Any real property and facilities held under lease by the Company or any Subsidiary are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and the Subsidiaries.

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3.13 Insurance. The Company and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company reasonably believes to be prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any of the Subsidiaries has been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it will not be able to renew all existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers.

3.14 Regulatory Permits. The Company and the Subsidiaries have in full force and effect all certificates, approvals, authorizations and permits from all regulatory authorities and agencies necessary to own, lease or operate their respective properties and assets and conduct their respective businesses, and neither the Company nor any Subsidiary has received any notice of Proceedings relating to the revocation or modification of any such certificate, approval, authorization or permit, except for such certificates, approvals, authorizations or permits with respect to which the failure to hold would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.15 No Materially Adverse Contracts, Etc. Neither the Company nor any of the Subsidiaries is (a) subject to any charter, corporate or other legal restriction, or any judgment, decree or order which in the judgment of the Company’s officers has or is expected in the future to have a Material Adverse Effect or (b) a party to any contract or agreement which in the judgment of the Company’s management has or would reasonably be anticipated to have a Material Adverse Effect.

3.16 Taxes. The Company and the Subsidiaries each has made or filed, or caused to be made or filed, all United States federal and other material tax returns, reports and declarations required by any jurisdiction to which it is subject and has paid all taxes and other governmental assessments and charges that are material in amount, required to be paid by it, regardless of whether such amounts are shown or determined to be due on such returns, reports and declarations, except those being contested in good faith by appropriate proceedings and for which it has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply, except where the failure to file or pay would not have a Material Adverse Effect. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction.

3.17 Solvency. After giving effect to the receipt by the Company of the proceeds from the transactions contemplated by this Agreement (a) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; and (b) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction.

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3.18 Investment Company. Neither the Company nor any Guarantor is, and neither the Company nor any Guarantor is, an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

3.19 Certain Transactions. Except as set forth in Schedule 3.19, there are no contracts, transactions, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and any director, officer or employee thereof on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC in the Company’s Annual Report on Form 10-K or proxy statement pertaining to an annual meeting of stockholders.

3.20 No General Solicitation. Neither the Company, nor any of its Affiliates, nor any person acting on its behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Notes or the Warrants pursuant to this Agreement.

3.21 Acknowledgment Regarding the Investor’s Purchase of the Notes and the Warrants. The Company’s Board of Directors has approved the execution of the Transaction Documents and the issuance and sale of the Notes and the Warrants, based on its own independent evaluation and determination that the terms of the Transaction Documents are reasonable and fair to the Company and in the best interests of the Company and its stockholders. The Company is entering into this Agreement and the Security Agreement and is issuing and selling the Notes and the Warrants voluntarily and without economic duress. The Company has had independent legal counsel of its own choosing review the Transaction Documents and advise the Company with respect thereto. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length purchaser with respect to the Notes and the Warrants and the transactions contemplated hereby and that neither the Investor nor any person affiliated with the Investor is acting as a financial advisor to, or a fiduciary of, the Company (or in any similar capacity) with respect to execution of the Transaction Documents or the issuance of the Notes and the Warrants or any other transaction contemplated hereby.

3.22 No Brokers’, Finders’ or Other Advisory Fees or Commissions. No brokers, finders or other similar advisory fees or commissions will be payable by the Company or any Subsidiary or by any of their respective agents with respect to the issuance of the Notes or any of the other transactions contemplated by this Agreement.

3.23 OFAC. None of the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company and/or any Subsidiary has been or is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use any proceeds received from the Investor, or lend, contribute or otherwise make available such proceeds to its Subsidiaries or to any affiliated entity, joint venture partner or other person or entity, to finance any investments in, or make any payments to, any country or person currently subject to any of the sanctions of the United States administered by OFAC.

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3.24 No Foreign Corrupt Practices. None of the Company or any of the Subsidiaries has, directly or indirectly: (a) made or authorized any contribution, payment or gift of funds or property to any official, employee or agent of any Governmental Authority of any jurisdiction except as otherwise permitted under applicable Law; or (b) made any contribution to any candidate for public office, in either case, where either the payment or the purpose of such contribution, payment or gift was, is, or would be prohibited under the Foreign Corrupt Practices Act (“FCPA”) or the rules and regulations promulgated thereunder or under any other legislation of any relevant jurisdiction covering a similar subject matter applicable to the Company or its Subsidiaries and their respective operations and the Company has instituted and maintained policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with such legislation.

3.25 Anti-Money Laundering. The operations of each of the Company and the Subsidiaries are and have been conducted at all times in compliance with all applicable anti-money laundering laws, regulations, rules and guidelines in its jurisdiction of incorporation and in each other jurisdiction in which such entity, as the case may be, conducts business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or Governmental Authority involving the Company or its Subsidiaries with respect to any of the Money Laundering Laws is, to the knowledge of the Company, pending, threatened or contemplated.

3.26 Disclosure. The Company confirms that neither it, nor to its knowledge, any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that the Company believes constitutes material, non-public information. The Company understands and confirms that the Investor will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. All disclosures provided to the Investor regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Company (including the Company’s representations and warranties set forth in this Agreement) are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

4. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR. The Investor represents and warrants to the Company as follows as of the date hereof and as of each Closing Date:

4.1 Organization and Qualification. The Investor is a limited liability company, duly organized and validly existing in good standing under the laws of the State of Delaware.

4.2 Authorization; Enforcement; Compliance with Other Instruments. The Investor has the requisite power and authority to enter into this Agreement and the Security Agreement, to purchase the Notes and the Warrants and to perform its obligations under the Transaction Documents. The execution and delivery of the Transaction Documents to which it is a party have been duly and validly authorized by the Investor’s governing body and no further consent or authorization is required. The Transaction Documents to which it is a party have been duly and validly executed and delivered by the Investor and constitute valid and binding obligations of the Investor, enforceable against the Investor in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

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4.3 No Conflicts. The execution, delivery and performance of the Transaction Documents to which it is a party by the Investor and the purchase of the Notes and the Warrants by the Investor will not (a) conflict with or result in a violation of the Investor’s organizational documents, (b) conflict with, or constitute a material default (or an event which, with notice or lapse of time or both, would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, contract, indenture mortgage, indebtedness or instrument to which the Investor is a party, or (c) violate in any material respect any Law applicable to the Investor or by which any of the Investor’s properties or assets are bound or affected. No approval or authorization will be required from any Governmental Authority or agency, regulatory or self-regulatory agency or other third party in connection with the purchase of the Notes and the Warrants and the other transactions contemplated by this Agreement.

4.4 Investment Intent; Accredited Investor. The Investor is purchasing the Notes and the Warrants for its own account, for investment purposes, and not with a view towards distribution. The Investor is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D of the 1933 Act. The Investor has, by reason of its business and financial experience, such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that it is capable of (a) evaluating the merits and risks of an investment in the Notes, the Warrants and the Investor Shares and making an informed investment decision, (b) protecting its own interests and (c) bearing the economic risk of such investment for an indefinite period of time.

4.5 No Other Representations. Except for the representations and warranties set forth in this Agreement and in other Transaction Documents, the Investor makes no other representations or warranties to the Company.

5. OTHER AGREEMENTS OF THE PARTIES.

5.1 Legends, etc.

(a) Securities may only be disposed of pursuant to an effective registration statement under the 1933 Act, to the Company or pursuant to an available exemption from or in a transaction not subject to the registration requirements of the 1933 Act, and in compliance with any applicable state securities laws.

(b) Certificates evidencing the Securities will contain the following legend, so long as is required by this Section 5.1:

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[NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED] [THESE SECURITIES HAVE NOT BEEN REGISTERED] WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. [THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES] [THESE SECURITIES] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

(c) The Company acknowledges and agrees that the Investor may from time to time pledge, and/or grant a security interest in some or all of the Securities, in accordance with applicable securities laws, pursuant to a bona fide margin agreement in connection with a bona fide margin account and, if required under the terms of such agreement or account, the Investor may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion may be required in connection with a subsequent transfer following default by the Investor transferee of the pledge. No notice shall be required of such pledge. At the Company’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the 1933 Act or other applicable provision of the 1933 Act to appropriately amend the list of selling shareholders thereunder.

(d) Certificates evidencing the Investor Shares shall not contain any legend (including the legend set forth in Section 5.1(b)): (i) while a Registration Statement is effective under the 1933 Act, (ii) following any sale of such Investor Shares pursuant to Rule 144, (iii) while such Investor Shares are eligible for sale without restriction under Rule 144, other than restrictions pursuant to Rule 144(i), or (iv) if such legend is not required under applicable requirements of the 1933 Act (including judicial interpretations and pronouncements issued by the Staff of the SEC). The Company shall cause its counsel to issue any legal opinion or instruction required by the Company’s transfer agent to comply with the requirements set forth in this Section. At such time as a legend is no longer required for the Investor Shares under this Section 5.1(d), the Company will, no later than two (2) Business Days following the delivery by the Investor to the Company or the Company’s transfer agent of a certificate representing Investor Shares containing a restrictive legend (such third Business Day, the “Legend Removal Date”), deliver or cause to be delivered to the Investor a certificate representing such Investor Shares that is free from all restrictive and other legends. In addition to any other remedies available to the Investor, the Company shall pay to the Investor, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of Investor Shares (based on the VWAP of the Common Stock on the date such Investor Shares are submitted to the Company or the Company’s transfer agent) delivered for removal of the restrictive or other legend, $5 per Trading Day for each Trading Day after the Legend Removal Date until such Investor Shares are delivered without a legend. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section except as it may reasonably determine are necessary or appropriate to comply or to ensure compliance with those applicable laws that are enacted or modified after the Closing.

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5.2 Furnishing of Information. As long as the Investor owns the Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the 1934 Act; provided, however, that failure to timely file a Current Report on Form 8-K shall not be a violation of this provision unless such violation results in the Company not being eligible to register shares on a Registration Statement on Form S-3. As long as the Investor owns the Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Investor and make publicly available in accordance with Rule 144(c) such information as is required for the Investor to sell the Investor Shares under Rule 144. The Company further covenants that it will take such further action as any holder of the Securities may reasonably request, all to the extent required from time to time to enable such Person to sell such Investor Shares without registration under the 1933 Act within the limitation of the exemptions provided by Rule 144 or other applicable exemptions.

5.3 Integration. The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the 1933 Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the 1933 Act of the sale of the Securities to the Investor, or that will be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market that would require, under the rules of the Trading Market, the Stockholder Approval.

5.4 Notification of Certain Events. While the Notes or Warrants remain outstanding, the Company shall give prompt written notice to the Investor of (a) the occurrence or non-occurrence of any Event, the occurrence or non-occurrence of which would render any representation or warranty of the Company contained in this Agreement or any other Transaction Document, if made on or immediately following the date of such Event, untrue or inaccurate in any material respect, (b) the occurrence of any Event that, individually or in combination with any other Events, has had or could reasonably be expected to have a Material Adverse Effect, (c) any failure of the Company to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder or any Event that would otherwise result in the nonfulfillment of any of the conditions to the Investor’s obligations hereunder, (d) any notice or other written communication from any Person alleging that the consent of such Person is or may be required in connection with the consummation of the transactions contemplated by this Agreement or any other Transaction Document, or (e) any Proceeding pending or, to the Company’s knowledge, threatened against a party relating to the transactions contemplated by this Agreement or any other Transaction Document.

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5.5 Available Stock. The Company shall at all times keep authorized and reserved and available for issuance, free of preemptive rights, such number of shares of Common Stock as are issuable upon repayment or conversion in full of the Notes and exercise in full of the Warrants at any time. If the Company determines at any time that it does not have a sufficient number of authorized shares of Common Stock to reserve and keep available for issuance as described in this Section 5.5, the Company shall use all commercially reasonable efforts to increase the number of authorized shares of Common Stock by seeking Stockholder Approval for the authorization of such additional shares.

5.6 Use of Proceeds. The Company will use the proceeds from the sale of the Notes and the Warrants hereunder for working capital purposes and shall not use such proceeds: (a) for the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices), (b) for the redemption of any Common Stock or Common Stock Equivalents, (c) for the settlement of any outstanding litigation or (d) in violation of FCPA or OFAC regulations.

5.7 Repayment of Notes. If the Company or any Subsidiary issues any Indebtedness (other than the Notes or the Permitted Indebtedness), or issues any preferred stock, other than Exempted Securities, unless otherwise waived in writing by and at the discretion of the Investor, the Company will immediately utilize the proceeds of such issuance to repay the Notes. If the Company issues any Equity Interests, other than Exempted Securities, for aggregate cumulative gross proceeds to the Company or any Subsidiary, as applicable, of greater than Ten Million Dollars ($10,000,000) while the Notes remain outstanding, unless otherwise waived in writing by and at the discretion of the Investor, the Company will direct twenty percent (20%) of the proceeds from such issuance to repay the Notes.

5.8 Intercreditor Agreement. In the event that the Company or any Subsidiary incurs debt or issues convertible debt securities to a seller as partial consideration paid to such seller in connection with an Acquisition, unless otherwise waived in writing by the Investor, as a condition to consummation of such Acquisition, the holder of such debt or convertible debt securities shall enter into an intercreditor agreement with the Company and the Investor on terms reasonably satisfactory to the Investor.

5.9 Prohibited Transactions. The Company hereby covenants and agrees not to enter into any Prohibited Transactions or incur any Indebtedness (other than Permitted Indebtedness described in clause (a) of such definition) without the Investor’s prior written consent, until thirty (30) days after such time as each Note has been repaid in full, as applicable, and/or has been converted into Conversion Shares.

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5.10 Securities Laws Disclosure; Publicity. The Company shall, by 9:00 a.m. (New York City time) on the Trading Day immediately following the date hereof, issue a press release disclosing the material terms of the transactions contemplated hereby (the “Press Release”), and shall, within four (4) Trading Days following the date hereof, file, at the Company’s option, a (a) Current Report on Form 8-K (the “Form 8-K”) or, (b) Quarterly Report on Form 10-Q (such Form 10-Q or Form 8-K, each, a “Disclosure Filing”), in each case disclosing the material terms of the transactions contemplated hereby and including this Agreement as an exhibit thereto; provided, that the Company may not issue the Press Release without the Investor’s prior written consent, which consent shall not be unreasonably withheld or delayed. The Company shall provide a copy of the draft Disclosure Filing to the Investor for review prior to release and the Company shall incorporate the Investor’s reasonable comments. The Company shall not issue any press release or otherwise make any such public statement regarding the Investor or the Transaction Documents without the prior written consent of the Investor, except if such disclosure is made in a manner consistent with the Press Release or Disclosure Filing, or is required by law, in which case the Company shall (a) ensure that such disclosure is restricted and limited in content and scope to the maximum extent permitted by Law to meet the relevant disclosure requirement and (b) provide a copy of the proposed disclosure to the Investor for review prior to release and the Company shall incorporate the Investor’s reasonable comments. Following the execution of this Agreement, the Investor and its Affiliates and/or advisors may place announcements on their respective corporate websites and in financial and other newspapers and publications (including, without limitation, customary “tombstone” advertisements) describing the Investor’s relationship with the Company under this Agreement in a manner consistent with the Press Release or Form 8-K and including the name and corporate logo of the Company. Notwithstanding anything herein to the contrary, to comply with United States Treasury Regulations Section 1.6011-4(b)(3)(i), each of the Company and the Investor, and each employee, representative or other agent of the Company or the Investor, may disclose to any and all persons, without limitation of any kind, the U.S. federal and state income tax treatment, and the U.S. federal and state income tax structure, of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure insofar as such treatment and/or structure relates to a U.S. federal or state income tax strategy provided to such recipient.

5.11 Indemnification of the Investor.

(a) The Company will indemnify and hold the Investor, its Affiliates and their respective directors, officers, managers, shareholders, members, partners, employees and agents and permitted successors and assigns (each, an “Investor Party”) harmless from any and all damages, losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation and defense (collectively, “Losses”) that any such Investor Party may suffer or incur as a result of or relating to:

(i) any breach or inaccuracy of any representation, warranty, covenant or agreement made by the Company in any Transaction Document;

(ii) any misrepresentation made by the Company in any Transaction Document or in any SEC Document;

(iii) any omission to state any material fact necessary in order to make the statements made in any SEC Document, in light of the circumstances under which they were made, not misleading;

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(iv) any Proceeding before or by any court, public board, government agency, self-regulatory organization or body based upon, or resulting from the execution, delivery, performance or enforcement of any of the Transaction Documents or the consummation of the transactions contemplated thereby, and whether or not the Investor is party thereto by claim, counterclaim, crossclaim, as a defendant or otherwise, or if such Proceeding is based upon, or results from, any of the items set forth in clauses (i) through (iii) above.

(b) In addition to the indemnity contained herein, the Company will reimburse each Investor Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.

(c) Notwithstanding the foregoing, the provisions of this Section 5.11 shall not apply to any Losses (i) to the extent such Losses resulted directly and primarily from a breach of any of the Investor’s representations, warranties, covenants or agreements contained in the Transaction Documents, or (ii) to the extent that a court of competent jurisdiction shall have determined by a final judgment (from which no further appeals are available) that such Losses resulted directly and primarily from any acts or failures to act, undertaken or omitted to be taken by such Investor Party through its fraud, bad faith, negligence, or willful or reckless misconduct.

(d) If any action shall be brought against any Investor Party in respect of which indemnity may be sought pursuant to this Agreement, such Investor Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Investor Party. Any Investor Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Investor Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel, or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Investor Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company shall not be liable to any Investor Party under this Agreement for any settlement by an Investor Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed.

(e) The provisions of this Section 5.11 shall survive the termination or expiration of this Agreement.

5.12 Non-Public Information. The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide the Investor or its agents or counsel with any information that the Company believes constitutes material, non-public information. To the extent the Company provides the Investor with material, non-public information, the Company shall publicly disclose such information within forty eight (48) hours of providing the information to the Investor; provided, however, in the event that such material non-public information is provided to Investor pursuant to Section 9, the Company shall publicly disclose such information within five (5) Business Days of providing the information to the Investor. The Company understands and confirms that the Investor shall be relying on the foregoing representation in effecting transactions in securities of the Company.

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5.13 Stockholder Approval. The Company shall hold a special meeting of stockholders (which may also be at the annual meeting of stockholders) on or before March 31, 2026 for the purpose of obtaining the Stockholder Approval, with the recommendation of the Board of Directors that such proposal be approved, and the Company shall solicit proxies from its stockholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposal. If the Company does not obtain Stockholder Approval at the first meeting, the Company shall call a meeting every four months thereafter to seek Stockholder Approval until the date the Stockholder Approval is obtained. Notwithstanding anything to the contrary contained in this Agreement, the Notes, the Warrants or the other Transaction Documents, the Investor and the Company agree that the total cumulative number of shares of Common Stock issued to the Investor under the Transaction Documents may not exceed the requirements of Section 713 set forth in the NYSE American Listing Company Manual (the “NYSE 19.99% Cap”), except that such limitation will not apply following Stockholder Approval. If the Company is unable to obtain Shareholder Approval to issue Common Stock to the Investor in excess of the NYSE 19.99% Cap, without limiting any rights of the Investor under Section 3.6 of the Notes, any remaining outstanding balance under the Notes may be repaid in cash at the request of the Investor in accordance with the terms of the Notes.

5.14 Listing of Securities. The Company shall: (a) in the time and manner required by each Trading Market on which the Common Stock is listed, prepare and file with such Trading Market a Listing of Additional Shares form covering the Investor Shares, (b) take all steps necessary to cause such shares to be approved for listing on each Trading Market on which the Common Stock is listed as soon as possible thereafter, (c) provide to the Investor evidence of such Trading Market’s completion of review of the Listing of Additional Shares form, and (d) maintain the listing of such shares on each such Trading Market.

5.15 Antitrust Notification. If the Investor determines, in its sole judgment and upon the advice of counsel, that the issuance of the Notes, the Warrants or the Investor Shares pursuant to the terms hereof would be subject to the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), the Company shall file as soon as practicable after the date on which the Company receives notice from the Investor of the applicability of the HSR Act and a request to so file with the United States Federal Trade Commission and the United States Department of Justice the notification and report form required to be filed by it pursuant to the HSR Act in connection with such issuance.

5.16 Share Transfer Agent. The Company has informed the Investor of the name of its share transfer agent and represents and warrants that the transfer agent participates in the Depository Trust Company Fast Automated Securities Transfer program. The Company shall not change its share transfer agent without the prior written consent of the Investor.

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5.17 Tax Treatment. The Investor and the Company agree that for U.S. federal income tax purposes, and applicable state, local and non-U.S. income tax purposes, no Note is intended to be, and shall not be, treated as indebtedness. Neither the Investor nor the Company shall take any contrary position on any tax return, or in any audit, claim, investigation, inquiry or proceeding in respect of taxes, unless otherwise required pursuant to a final determination within the meaning of Section 1313 of the Code, or any analogous provision of applicable state, local or non-U.S. law.

5.18 Set-Off.

(a) The Investor may set off any of its obligations to the Company (whether or not due for payment), against any of the Company’s obligations to the Investor (whether or not due for payment) under this Agreement and/or any other Transaction Document.

(b) The Investor may do anything necessary to effect any set-off undertaken in accordance with this Section 5.18 (including varying the date for payment of any amount payable by the Investor to the Company).

5.19 Ongoing Compliance with Laws. The Company and each of the Subsidiaries shall (a) conduct their respective businesses in compliance in all material respects with all applicable Laws and (b) take all steps necessary to ensure that their continued performance of the Transaction Documents and their obligations thereunder do not violate in any material respect any Law or any rule or regulation of the Trading Market applicable to the Company or any of the Subsidiaries or by which any of their properties or assets are bound or affected.

5.20 Reverse Stock Split. The Company shall, no later than March 31, 2026, call a meeting of the stockholders of the Company for purposes of approving a reverse stock split of the shares of Common Stock targeting an initial post-split trade price of the Common Stock of at least $2.00 per share (a “Reverse Split”) and, subject to receipt of stockholder approval, shall have the sole discretion whether to effect a Reverse Split; provided, however, that if stockholder approval is obtained and the Company otherwise elects to not implement a Reverse Split at that time, and the actual trading price on the Trading Market falls below $0.20 per share then, upon Investor’s written request and subject to compliance with applicable laws, rules and regulations, it shall use its commercially reasonable efforts to promptly effect a Reverse Split.

5.21 Additional Actions with Respect to Collateral. If at any time after the date hereof Belgian Volition SRL proposes to enter into, or enters into, any agreement or otherwise is obligated to grant a Lien (as such term is defined in the Security Agreement) in favor of any Person, the Company shall not permit Belgian Volition SRL to grant or otherwise be obligated with respect to such Lien unless it simultaneously grants an equal and ratable Lien in favor of the Investor in all its assets. On the initial Closing Date, Belgian Volition SRL executed and delivered to the Investor in blank such Security Documents as the Investor required and, to the extent Belgian Volition SRL does not provide the Investor with a Lien on its assets when required pursuant to the terms hereof (which shall constitute a Springing Lien Date), such Security Documents shall immediately be in full force and effect without any further action on the part of the Company or Belgian Volition SRL. Notwithstanding anything to the contrary contained herein, the failure to comply with the provisions of this Section 5.21 shall constitute an immediate Event of Default hereunder and shall not be subject to any grace periods otherwise provided for in Section 7 hereof.

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5.22 No Short Sales. Except as expressly set forth below, the Investor covenants that from and after May 15, 2025 through and ending when no Note remains outstanding (the “Restricted Period”), neither the Investor nor any of its officers, or any entity managed or controlled by the Investor (collectively, the “Restricted Persons” and each of the foregoing is referred to herein as a “Restricted Person”) shall, directly or indirectly, engage in any “short sale” (as such term is defined in Rule 200 of Regulation SHO of the 1934 Act) of the Common Stock, either for its own principal account or for the principal account of any other Restricted Person. Notwithstanding the foregoing, it is expressly understood and agreed that nothing contained herein shall (without implication that the contrary would otherwise be true) prohibit any Restricted Person during the Restricted Period from: (1) selling “long” (as defined under Rule 200 promulgated under Regulation SHO) Common Stock; or (2) selling a number of shares of Common Stock equal to the number of underlying shares of Common Stock that such Restricted Person is entitled to receive, but has not yet received from the Company or the transfer agent, upon (A) the completion of a pending conversion of a Note for which (a) a valid Conversion Notice (as defined in the Notes) has been submitted to the Company pursuant to Section 3.1(a) of the Notes or (b) a valid Prepayment Conversion Notice (as defined in the Notes) has been submitted by the Company pursuant to Section 1.4.2 of the Notes; (B) the payment by the Company of any Repayment Amount in Repayment Shares, up to the total amount of such Repayment Shares; or (C) the completion of a pending exercise of the Warrant for which a valid Exercise Notice (as defined in the Warrant) has been submitted to the Company pursuant to Section 2.1 of the Warrant.

6. CLOSING CONDITIONS

6.1 Conditions Precedent to the Obligations of the Investor. The obligations of the Investor to fund the Notes and acquire the Warrants are subject to the satisfaction or waiver by the Investor, at or before applicable Closing Date, of each of the following conditions:

(a) Required Documentation. The Company must have delivered to the Investor copies of all resolutions duly adopted by the Board of Directors of the Company, or any such other documentation of the Company approving the Agreement, the Transaction Documents and any of the transactions contemplated hereby or thereby;

(b) Consents and Permits. The Company must have obtained and delivered to the Investor copies of all necessary permits, approvals, and registrations necessary to effect this Agreement, the Transaction Documents and any of the transactions contemplated hereby or thereby, including pursuant to Section 3.14 of this Agreement, except to the extent that such permits, approvals and registrations are not required to be obtained until after such applicable Closing Date (in which case the Company shall obtain in accordance with the applicable requirements);

(c) Trading Market Approval. The Company shall have obtained and delivered to the Investor copies of all necessary Trading Market approvals for the issuance of the Notes, the Warrants, and, upon the conversion of the Notes, the Conversion Shares, and upon exercise of the Warrants, the Warrant Shares, except to the extent that such approvals are limited by the Stockholder Approval with respect to the NYSE 19.99% Cap;

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(d) No Event(s) of Default. The Investor must be of the reasonable opinion that no Event of Default has occurred and no Event of Default would result from the execution of this Agreement or any of the Transaction Documents or the transactions contemplated hereby or thereby;

(e) Representations and Warranties. The representations and warranties of (a) the Company contained herein and (b) the Company and each Subsidiary contained in any of the Security Documents shall, in each case, be true and correct in all material respects as of the date when made and as of the applicable Closing Date as though made on and as of such date;

(f) Performance. The Company and each Subsidiary shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the applicable Closing;

(g) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(h) No Suspensions of Trading in Common Stock; Listing. Trading in the Common Stock shall not have been suspended by the SEC or any Trading Market (except for any suspensions of trading of not more than one day on which the Trading Market is open solely to permit dissemination of material information regarding the Company) at any time since the date of execution of this Agreement, and the Common Stock shall have been at all times since such date listed for trading on a Trading Market;

(i) Limitation on Beneficial Ownership. The issuance of the Notes and Warrants shall not cause the Investor Group to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder) of a number of Equity Interests of a class that is registered under the 1934 Act which exceeds the Maximum Percentage of the Equity Interests of such class that are outstanding at such time;

(j) Perfection of Security Interest. The Investor shall have, to its satisfaction, perfected the security interest granted in the assets and collateral of the Company and its Subsidiaries described in the Security Documents;

(k) Funds Flow Request. The Company shall have delivered to the Investor a flow of funds request, substantially in the form set out in Exhibit A; and

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(l) Transfer Agent Instructions. The Company shall have delivered to the Investor a copy of the irrevocable instructions to the Company’s transfer agent instructing the Company’s transfer agent to deliver the Investor Shares to the Investor upon conversion of the Notes or exercise of the Warrants, as applicable.

6.2 Conditions Precedent to the Obligations of the Company. The obligations of the Company to issue Notes and Warrants in a Closing are subject to the satisfaction or waiver by the Company, at or before the applicable Closing Date, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Investor contained herein shall be true and correct in all material respects as of the date when made and as of such Closing Date as though made on and as of such date;

(b) Performance. The Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Investor at or prior to the applicable Closing; and

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

7. EVENTS OF DEFAULT

7.1 Events of Default. The occurrence of any of the following events shall be an “Event of Default” under this Agreement:

(a) an Event of Default (as defined in the Notes);

(b) any of the representations or warranties made by the Company, any Subsidiary or any of its agents, officers, directors, employees or representatives in any Transaction Document or public filing being inaccurate, false or misleading in any material respect, as of the date as of which it is made or deemed to be made, including as of any Closing Date, or any certificate or financial or other written statements furnished by or on behalf of the Company or any Subsidiary to the Investor or any of its representatives, is inaccurate, false or misleading, in any material respect, as of the date as of which it is made or deemed to be made, including as of any Closing Date; or

(c) a failure by the Company to comply with any of its covenants or agreements set forth in this Agreement.

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7.2 Investor Right to Investigate an Event of Default. If in the Investor’s reasonable opinion, an Event of Default has occurred, or is or may be continuing:

(a) the Investor may notify the Company that it wishes to investigate such purported Event of Default;

(b) the Company shall cooperate with the Investor in such investigation;

(c) the Company shall comply with all reasonable requests made by the Investor to the Company in connection with any investigation by the Investor and shall (i) provide all information requested by the Investor in relation to the Event of Default to the Investor; provided that the Investor agrees that any materially price sensitive information and/or non-public information will be subject to confidentiality, and (ii) provide all such requested information within three (3) Business Days of such request; and

(d) the Company shall pay all reasonable costs incurred by the Investor in connection with any such investigation.

7.3 Remedies Upon an Event of Default

(a) If an Event of Default occurs pursuant to Section7.1(a), the Investor shall have such remedies as are set forth in the Notes.

(b) If an Event of Default occurs pursuant to Section7.1(b) or Section7.1(c) and is not remedied within (i) five (5) Business Days for an Event of Default occurring by the Company’s or any Subsidiary’s failure to comply with Section7.1(c), or (ii) five (5) Business Days for an Event of Default occurring pursuant to Section 7.1(b), the Investor may declare, by notice to the Company or the applicable Subsidiary, effective immediately, all outstanding obligations by the Company or the applicable Subsidiary under the Transaction Documents to be immediately due and payable in immediately available funds and the Investor shall have no obligation to consummate any Closing under this Agreement or to accept the conversion of any Note into Conversion Shares.

(c) If any Event of Default occurs and is not remedied within (i) five (5) Business Days for an Event of Default occurring by the Company’s failure to comply with Section7.1(c), or (ii) five (5) Business Days for an Event of Default occurring pursuant to Section 7.1(b), the Investor may, by written notice to the Company, terminate this Agreement effective as of the date set forth in the Investor’s notice.

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8. TERMINATION

8.1 Events of Termination. This Agreement:

(a) may be terminated:

(i) by the Investor on the occurrence or existence of a Securities Termination Event or a Change of Control;

(ii) by the mutual written consent of the Company and the Investor, at any time;

(iii) by either Party, by written notice to the other Party, effective immediately, if a Closing has not occurred within ten (10) Business Days of the date specified by this Agreement or such later date as the Company and the Investor agree in writing, provided that the right to terminate this Agreement under this Section 8.1(a)(iii) is not available to any party that is in material breach of or material default under this Agreement or whose failure to fulfill any obligation under this Agreement has been the principal cause of, or has resulted in the failure of a Closing to occur; or

(iv) by the Investor, in accordance with Section 7.3(c).

8.2 Automatic Termination. This Agreement will automatically terminate, without further action by the parties, at the time that is sixty (60) days after the Outstanding Principal Amount under the Notes and any accrued but unpaid interest is reduced to zero (0), whether as a result of Conversion or repayment by the Company in accordance with the terms of this Agreement and the Notes.

8.3 Effect of Termination.

(a) Subject to Section 8.3(b), each party’s right of termination under Section 8.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies.

(b) If the Investor terminates this Agreement under Section 8.1(a)(i):

(i) the Investor may declare, by notice to the Company, all outstanding obligations by the Company under the Transaction Documents to be due and payable (including, without limitation, the immediate repayment of any Outstanding Principal Amount under the Notes plus accrued but unpaid interest) without presentment, demand, protest or any other notice of any kind all of which are expressly waived by the Company, anything to the contrary contained in this Agreement or in any other Transaction Document notwithstanding; and

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(ii) the Company must within five (5) Business Days of such notice being received, pay to the Investor in immediately available funds the Outstanding Principal Amount for the Notes plus all accrued interest thereon (if any), unless the Investor terminates this Agreement as a result of an Event of Default and provided that (A) subsequent to the termination under Section 8.1(a)(i), the Investor is not prohibited by Law or otherwise from exercising its conversion rights pursuant to this Agreement or the Notes, (B) the Investor actually exercises its conversion rights under this Agreement or the Notes, and (C) the Company otherwise complies in all respects with its obligation to issue Conversion Shares in accordance with the Notes (which obligation will survive termination).

(c) Upon termination of this Agreement, the Investor will not be required to fund any further amount after the date of termination of the Agreement, provided that termination will not affect any undischarged obligation under this Agreement, and any obligation of the Company to pay or repay any amounts owing to the Investor hereunder and which have not been repaid at the time of termination.

(d) Nothing in this Agreement will be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other Party of its obligations under this Agreement.

9. REGISTRATION RIGHTS

9.1 Registration.

(a) Registration Statement. Promptly, but in any event no later than thirty (30) days after the date hereof, the Company shall prepare and file with the SEC a Registration Statement or amend an existing registration to cover the resale of all of the Investor Shares to the extent not already registered under an effective Registration Statement. The foregoing Registration Statement shall be filed on Form S-3 or an amendment to a Form S-3, or if Form S-3 is not available to the Company, Form S-1 or any successor forms thereto. The Registration Statements (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided to the Investor and its counsel at least five (5) Business Days prior to its filing or other submission and the Company shall incorporate all reasonable comments provided by the Investor or its counsel.

(b) Expenses. Except as otherwise expressly provided herein, the Company will pay all fees and expenses incident to the performance of or compliance with this Section 9, including all fees and expenses associated with effecting the registration of the Investor Shares, including all filing and printing fees, the Company’s counsel and accounting fees and expenses, costs associated with clearing the Investor Shares for sale under applicable state securities laws, listing fees, fees and expenses of one counsel to the Investor and the Investor’s reasonable expenses in connection with the registration, but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Investor Shares being sold.

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(c) Effectiveness. The Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after filing thereof but in no event later than the date that is one hundred twenty (120) days following the Closing Date. The Company shall notify the Investor by e-mail as promptly as practicable, and in any event, within twenty-four (24) hours, after the Registration Statement is declared effective and shall simultaneously provide the Investor with copies of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby.

(d) Piggyback Registration Rights. If the Company at any time determines to file a registration statement under the 1933 Act to register the offer and sale, by the Company, of shares of Common Stock (other than (y) on Form S-4 or Form S-8 under the 1933 Act or any successor forms thereto, or (z) a registration of securities solely relating to an offering and sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit plan arrangement), the Company shall, as soon as reasonably practicable, give written notice to the Investor of its intention to so register the offer and sale of shares of Common Stock and, upon the written request, given within five (5) Business Days after delivery of any such notice by the Company, of the Investor to include in such registration the Investor Shares (which request shall specify the number of Investor Shares proposed to be included in such registration), the Company shall use commercially reasonable efforts to cause all such Investor Shares to be included in such registration statement on the same terms and conditions as the shares of Common Stock otherwise being sold pursuant to such registered offering; provided, however, that if the managing underwriter or placement agent for such offering advises the Company in writing that the inclusion of all or a portion of the Investor Shares would materially and adversely affect the success of the offering, then the number of Investor Shares to be included shall be reduced or excluded entirely to the extent so advised by such managing underwriter or placement agent.

9.2 Company Obligations. The Company will use its best efforts to effect the registration of the Investor Shares in accordance with the terms hereof, and pursuant thereto the Company will, as expeditiously as possible:

(a) use its commercially reasonable efforts to cause the Registration Statement to become effective and to remain continuously effective for a period that will terminate upon the first date on which all Investor Shares are either covered by the Registration Statement or have been sold by the Investor (the “Effectiveness Period”) and advise the Investor in writing when the Effectiveness Period has expired;

(b) prepare and file with the SEC such amendments and post-effective amendments and supplements to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective for the Effectiveness Period and to comply with the provisions of the 1933 Act and the 1934 Act with respect to the distribution of all of the Investor Shares covered thereby;

(c) provide copies to and permit counsel designated by the Investor to review all amendments and supplements to the Registration Statement no fewer than three (3) Business Days prior to its filing with the SEC and not file any document to which such counsel reasonably objects;

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(d) furnish to the Investor and its legal counsel, without charge, (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company (but not later than two (2) Business Days after the filing date, receipt date or sending date, as the case may be) one copy of the Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to the Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as the Investor may reasonably request in order to facilitate the disposition of the Investor Shares that are covered by the related Registration Statement;

(e) immediately notify the Investor of any request by the SEC for the amending or supplementing of the Registration Statement or Prospectus or for additional information;

(f) use its commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness and, (ii) if such order is issued, obtain the withdrawal of any such order at the earliest possible moment and notify the Company of the issuance of any such order and the resolution thereof, or its receipt of notice of the initiation or threat of any proceeding for such purpose;

(g) prior to any public offering of Investor Shares, use its commercially reasonable efforts to register or qualify or cooperate with the Investor and its counsel in connection with the registration or qualification of such Investor Shares for offer and sale under the securities or blue sky laws of such jurisdictions requested by the Investor and do any and all other commercially reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Investor covered by the Registration Statement and the Company shall promptly notify the Investor of any notification with respect to the suspension of the registration or qualification of any of such Investor Shares for sale under the securities or blue sky laws of such jurisdictions or its receipt of notice of the initiation or threat of any proceeding for such purpose;

(h) immediately notify the Investor, at any time prior to the end of the Effectiveness Period, upon discovery that, or upon the happening of any event as a result of which, the Registration Statement or Prospectus includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, in light of the circumstances in which they were made), and promptly prepare, file with the SEC and furnish to such holder a supplement to or an amendment of such Registration Statement or Prospectus as may be necessary so that such Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of such Prospectus, in light of the circumstances in which they were made);

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(i) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC under the 1933 Act and the 1934 Act;

(j) hold in confidence and not make any disclosure of information concerning the Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to complete the Registration Statement or to avoid or correct a misstatement or omission in the Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement, and upon learning that disclosure of such information concerning the Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to the Investor and allow the Investor, at the Investor’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information; and

(k) take all other reasonable actions necessary to expedite and facilitate disposition by the Investor of all Investor Shares pursuant to the Registration Statement.

9.3 Indemnification.

(a) Indemnification by the Company. The Company will indemnify and hold harmless the Investor Parties, from and against any Losses to which they may become subject under the 1933 Act or otherwise, arising out of, relating to or based upon: (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any preliminary Prospectus, final Prospectus or other document, including any Blue Sky Application (as defined below), or any amendment or supplement thereof or any omission or alleged omission of a material fact required to be stated therein or, in the case of the Registration Statement, necessary to make the statements therein not misleading or, in the case of any preliminary Prospectus, final Prospectus or other document, necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; (ii) any Blue Sky Application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Investor Shares under the securities laws thereof (any such application, document or information herein called a “Blue Sky Application”); (iii) any violation or alleged violation by the Company or its agents of the 1933 Act, the 1934 Act or any similar federal or state law or any rule or regulation promulgated thereunder applicable to the Company or its agents and relating to any action or inaction required of the Company in connection with the registration or the offer or sale of the Investor Shares pursuant to any Registration Statement; or (iv) any failure to register or qualify the Investor Shares included in any such Registration Statement in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company will undertake such registration or qualification on the Investor’s behalf and will reimburse the Investor Parties for any legal or other expenses reasonably incurred by them in connection with investigating, preparing or defending any such Losses; provided, however, that the Company will not be liable in any such case if and to the extent, but only to the extent, that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by the Investor or any such controlling Person in writing specifically for use in such Registration Statement or Prospectus.

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(b) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim, action, suit or proceeding with respect to which it seeks indemnification following such Person’s receipt of, or such Person otherwise become aware of, the commencement of such claim, action, suit or proceeding and (ii) permit such indemnifying party to assume the defense of such claim, action, suit or proceeding with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person or (C) in the reasonable judgment of any such Person, based upon written advice of its counsel, a conflict of interest exists between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person); and provided, further, that the failure or delay of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure or delay to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

(c) Contribution. If for any reason the indemnification provided for in the preceding paragraph (a) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No Person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any Person not guilty of such fraudulent misrepresentation. The indemnity and contribution agreements contained in this Section are in addition to any other rights or remedies that any indemnified party may have under applicable law, by separate agreement or otherwise.

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10. RESERVED

11. GENERAL PROVISIONS

11.1 Fees and Expenses. Prior to the date of this Agreement, the Company has paid Twenty Five Thousand Dollars ($25,000). At the Closing, the Company shall reimburse the Investor up to an additional Twenty-Five Thousand Dollars ($25,000) in the aggregate of due diligence costs and fees and disbursements of Lucosky Brookman LLP and Morgan, Lewis & Bockius LLP actually incurred by the Investor in connection with the preparation of the Transaction Documents, it being understood that neither Lucosky Brookman LLP or Morgan, Lewis & Bockius LLP has rendered any legal advice to the Company in connection with the transactions contemplated hereby and that the Company has relied for such matters on the advice of its own counsel. Except as specified above, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any exercise notice delivered by the Investor), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Investor.

11.2 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section prior to 5:00 p.m. (New York time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section on a day that is not a Business Day or later than 5:00 p.m. (New York time) on any date and earlier than 11:59 p.m. (New York time) on such date, (c) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. Subject to Section 11.4, the address for such notices and communications shall be as follows:

If to the Company:

VolitionRx Limited

1489 West Warm Springs Road, Suite 110

Henderson, NV 89014

Telephone: (646) 650-1351

Email:  *****

Attention: Cameron Reynolds

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With a copy (which shall not constitute notice) to:

Stradling Yocca Carlson & Rauth LLP

660 Newport Center Drive, Suite 1600

Newport Beach, CA 92660

Telephone: (949) 725-4000

Email: *****

Attention: Marc G. Alcser

If to the Investor:

Lind Global Asset Management XII LLC

c/o The Lind Partners LLC

444 Madison Avenue, Floor 41

New York, NY 10022

Telephone: (646) 395-3931

Email: *****

Attention: Jeff Easton

With a copy (which shall not constitute notice) to:

Lucosky Brookman LLP

101 Wood Avenue South

Fifth Floor

Woodbridge, NJ 08830

Email: *****

Attention: Rodrigo Sanchez

and

Morgan, Lewis & Bockius LLP

One Federal Street

Boston, MA 02110

Telephone: (617) 341-7269

Email: *****

Attention: Marion Giliberti Barish

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

11.3 Severability.If any provision of this Agreement is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Agreement will not in any way be affected or impaired thereby.

11.4 Governing Law.This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without reference to principles of conflict of laws or choice of laws.

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11.5 Jurisdiction and Venue.Any action, proceeding or claim arising out of, or relating in any way to this Agreement shall be brought and enforced in the state or federal courts located in New Castle County, Delaware. The Company and the Investor irrevocably submit to the jurisdiction of such courts, which jurisdiction shall be exclusive, and hereby waive any objection to such exclusive jurisdiction or that such courts represent an inconvenient forum. Each party hereto agrees that it may be served with legal process in the State of Delaware at the following address: (a) for the Investor, c/o Corporation Service Company, 251 Little Falls Drive, Wilmington, Delaware 19808 and (b) for the Company, c/o Agents and Corporations, Inc., 1201 Orange Street, Suite 600, Wilmington, Delaware 19801. The prevailing party in any such action shall be entitled to recover its reasonable and documented attorneys’ fees and out-of-pocket expenses relating to such action or proceeding.

11.6 WAIVER OF RIGHT TO JURY TRIAL.THE COMPANY AND THE INVESTOR HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS.

11.7 Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Securities.

11.8 Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

11.9 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Investor. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

11.10 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

11.11 Successors and Assigns.This Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the Company and the Investor and their respective successors and assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor. The Investor may assign any or all of its rights under this Agreement to any Person to whom the Investor assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the “Investor” and such transferee is an accredited investor.

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11.12 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

11.13 Further Assurances.Each party hereto shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

11.14 Counterparts.This Agreement may be executed in two identical counterparts, both of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. Signature pages delivered by facsimile or e-mail shall have the same force and effect as an original signature.

11.15 Specific Performance. The Company acknowledges that monetary damages alone would not be adequate compensation to the Investor for a breach by the Company of this Agreement and the Investor may seek an injunction or an order for specific performance from a court of competent jurisdiction if (a) the Company fails to comply or threatens not to comply with this Agreement or (b) the Investor has reason to believe that the Company will not comply with this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have executed this Securities Purchase Agreement as of the date first set forth above.

COMPANY:		INVESTOR:

VOLITIONRX LIMITED		Lind Global Asset Management XII LLC

By:		By:
Name:	Cameron Reynolds	Name:	Jeff Easton
Title:	President and Chief Executive Officer	Title:	Authorized Person

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EXHIBITA

FLOW OF FUNDS REQUEST

VolitionRx Limited – Securities Purchase Agreement – Flow of Funds Request

In connection with the Securities Purchase Agreement, dated [•], 2026 (the “Agreement”) between VolitionRx Limited (the “Company”) and Lind Global Asset Management XII LLC (the “Investor”), the Company irrevocably authorizes the Investor to distribute such funds as set out below, in the manner set out below, at the Closing.

Capitalized terms used but not otherwise defined in this letter will have the meaning given to such terms in the Agreement.

Item	Amount
Closing	$	[•]
Commitment Fee	$	[•]
Total	$	[•]

Please transfer the net amount of US $[•] due at the Closing, to the following bank account:

Routing #
Account #
Account Name:
Beneficiary Address:

Bank:

Yours sincerely,

VOLITIONRX LIMITED

By:
Name:	Cameron Reynolds
Title:	President and Chief Executive Officer

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